EXECUTION COPY


















                                    UNITED VIDEO SATELLITE GROUP, INC.
                                  (to be renamed TV Guide, Inc.), Issuer


                                 81/8% Senior Subordinated Notes due 2009









                                    INDENTURE




                                         Dated as of March 1, 1999











                                           The Bank of New York,

                                                  Trustee













                                                  4.3-1

                                TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I

                   Definitions and Incorporation by Reference


SECTION 1.01.
Definitions............................................................... 1
SECTION 1.02.
Other Definitions.........................................................22
SECTION 1.03.
Incorporation by Reference of Trust
    Indenture Act.........................................................23
SECTION 1.04.
Rules of Construction.....................................................23

                                   ARTICLE II

                                 The Securities

SECTION 2.01.
Form and Dating...........................................................24
SECTION 2.02.
Execution and Authentication..............................................24
SECTION 2.03.
Registrar and Paying Agent................................................25
SECTION 2.04.
Paying Agent to Hold Money in Trust.......................................25
SECTION 2.05.
Securityholder Lists......................................................26
SECTION 2.06.
Replacement Securities....................................................26
SECTION 2.07.
Outstanding Securities....................................................26
SECTION 2.08.
Temporary Securities......................................................26
SECTION 2.09.
Cancelation...............................................................27
SECTION 2.10.
Defaulted Interest........................................................27
SECTION 2.11.
CUSIP Numbers.............................................................27




                                                ARTICLE III

                                                Redemption

SECTION 3.01.
Notices to Trustee........................................................27
SECTION 3.02.
Selection of Securities To Be Redeemed....................................28
SECTION 3.03.
Notice of Redemption......................................................28
SECTION 3.04.
Effect of Notice of Redemption............................................29
SECTION 3.05.
Deposit of Redemption Price...............................................29
SECTION 3.06.
Securities Redeemed in Part...............................................29



                                   ARTICLE IV

                                    Covenants

SECTION 4.01.
Payment of Securities.....................................................29
SECTION 4.02.
SEC Reports...............................................................30
SECTION 4.03.
Limitation on Debt........................................................30
SECTION 4.04.
Limitation on Restricted Payments.........................................32
SECTION 4.05.
Limitation on Liens.......................................................34
SECTION 4.06.
Limitation on Asset Sales.................................................35



                                                  4.3-i

SECTION 4.07.
Limitation on Restrictions on Distributions from Restricted Subsidiaries..38
SECTION 4.08.
Limitation on Transactions with
  Affiliates..............................................................39
SECTION 4.09.
Limitation on Layered Debt................................................41
SECTION 4.10.
Designation of Subsidiaries...............................................41
SECTION 4.11.
Change of Control.........................................................44
SECTION 4.12.
Future Subsidiary Guarantors..............................................45
SECTION 4.13.
Maintenance of Non-Investment
  Company Status..........................................................46
SECTION 4.14.
Compliance Certificate....................................................46
SECTION 4.15.
Covenant Suspension.......................................................46
SECTION 4.16.

Further Instruments and Acts..............................................47


                                    ARTICLE V

                                Successor Company

SECTION 5.01.
When Company May Merge or Transfer
  Assets..................................................................47
SECTION 5.02.
When a Subsidiary Guarantor May Merge
or Transfer Assets........................................................48


                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.
Events of Default.........................................................50

SECTION 6.02.
Acceleration..............................................................52
SECTION 6.03.
Other Remedies............................................................52
SECTION 6.04.
Waiver of Past Defaults...................................................52
SECTION 6.05.
Control by Majority.......................................................52
SECTION 6.06.
Limitation on Suits.......................................................53
SECTION 6.07.
Rights of Holders to Receive Payment......................................53
SECTION 6.08.
Collection Suit by Trustee................................................53
SECTION 6.09.
Trustee May File Proofs of Claim..........................................54
SECTION 6.10.
Priorities................................................................54
SECTION 6.11.
Undertaking for Costs.....................................................54
SECTION 6.12.
Waiver of Stay or Extension Laws..........................................55

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.
Duties of Trustee.........................................................55
SECTION 7.02.
Rights of Trustee.........................................................56
SECTION 7.03.
Individual Rights of Trustee..............................................57
SECTION 7.04.
Trustee's Disclaimer......................................................57
SECTION 7.05.
Notice of Defaults........................................................57
SECTION 7.06.
Reports by Trustee to Holders.............................................57
SECTION 7.07.
Compensation and Indemnity................................................58
SECTION 7.08.
Replacement of Trustee....................................................58


                                                  4.3-ii

SECTION 7.09.
Successor Trustee by Merger...............................................59
SECTION 7.10.
Eligibility; Disqualification.............................................60
SECTION 7.11.
Preferential Collection of Claims Against
  Company.................................................................60
SECTION 7.12.
Trustee's Application for
  Instructions from the Company...........................................60

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.
Discharge of Liability on Securities;
    Defeasance............................................................60
SECTION 8.02.
Conditions to Defeasance..................................................61
SECTION 8.03.
Application of Trust Money................................................63
SECTION 8.04.
Repayment to Company......................................................63
SECTION 8.05.
Indemnity for Government Obligations......................................63
SECTION 8.06.
Reinstatement.............................................................63

                                   ARTICLE IX

                                   Amendments

SECTION 9.01.
Without Consent of Holders................................................63
SECTION 9.02.
With Consent of Holders...................................................64
SECTION 9.03.
Compliance with Trust Indenture Act.......................................66
SECTION 9.04.
Revocation and Effect of Consents and
    Waivers...............................................................66
SECTION 9.05.
Notation on or Exchange of Securities.....................................66
SECTION 9.06.
Trustee to Sign Amendments................................................66
SECTION 9.07.
Payment for Consent.......................................................67

                                    ARTICLE X

                                  Subordination

SECTION 10.01.
Agreement To Subordinate..................................................67
SECTION 10.02.
Liquidation, Dissolution, Bankruptcy......................................67
SECTION 10.03.
Default on Senior Debt....................................................67
SECTION 10.04.
Acceleration of Payment of Securities.....................................68
SECTION 10.05.
When Distribution Must Be Paid Over.......................................68
SECTION 10.06.
Subrogation...............................................................68
SECTION 10.07.
Relative Rights...........................................................69
SECTION 10.08.
Subordination May Not Be Impaired
  by Company..............................................................69
SECTION 10.09.
Rights of Trustee and Paying Agent........................................69
SECTION 10.10.
Distribution or Notice to
Representative............................................................69
SECTION 10.11.
Article X Not To Prevent Events of Default
    or Limit Right To Accelerate..........................................69
SECTION 10.12.
Trust Moneys Not Subordinated.............................................70
SECTION 10.13.
Trustee Entitled To Rely..................................................70
SECTION 10.14.
Trustee to Effectuate Subordination.......................................71


                                                  4.3-iii

SECTION 10.15.
Trustee Not Fiduciary for Holders of Senior
    Debt..................................................................70
SECTION 10.16.
Reliance by Holders of Senior Debt on
    Subordination Provisions..............................................71


                                   ARTICLE XI

                              Subsidiary Guarantees

SECTION 11.01.
Subsidiary Guarantees.....................................................71
SECTION 11.02.
Contribution..............................................................73
SECTION 11.03.
Successors and Assigns....................................................73
SECTION 11.04.
No Waiver.................................................................73
SECTION 11.05.
Modification..............................................................74
SECTION 11.06.
Execution of Supplemental Indenture for
    Future Subsidiary Guarantors .........................................74


                                   ARTICLE XII

                     Subordination of Subsidiary Guarantees

SECTION 12.01.
Agreement to Subordinate..................................................74
SECTION 12.02.
Liquidation, Dissolution, Bankruptcy......................................74
SECTION 12.03.
Default on Senior Debt of Subsidiary
    Guarantor.............................................................75
SECTION 12.04.
Demand for Payment........................................................75
SECTION 12.05.
When Distribution Must Be Paid Over.......................................76
SECTION 12.06.
Subrogation...............................................................76
SECTION 12.07.
Relative Rights...........................................................76
SECTION 12.08.
Subordination May Not Be Impaired by
    Subsidiary Guarantor..................................................76
SECTION 12.09.
Rights of Trustee and Paying Agent........................................76
SECTION 12.10.
Distribution or Notice to Representative..................................77
SECTION 12.11.
Article XII Not To Prevent Events of Default
    under a Subsidiary Guarantee or Limit
    Right to Accelerate...................................................77
SECTION 12.12.
Trustee Entitled to Rely..................................................77
SECTION 12.13.
Trustee to Effectuate Subordination.......................................78
SECTION 12.14.
Trustee Not Fiduciary for Holders of Senior
    Debt of a Subsidiary Guarantor........................................78
SECTION 12.15.
Reliance by Holders of Senior Debt of a
    Subsidiary Guarantor on Subordination
    Provisions............................................................78





                                                  4.3-iv

                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01.
Trust Indenture Act Controls..............................................78
SECTION 13.02.
Notices...................................................................78
SECTION 13.03.
Communication by Holders with
  Other Holders...........................................................79
SECTION 13.04.
Certificate and Opinion as to Conditions
    Precedent.............................................................79
SECTION 13.05.
Statements Required in Certificate or
    Opinion...............................................................80
SECTION 13.06.
When Securities Disregarded...............................................80
SECTION 13.07.
Rules by Trustee, Paying Agent and
Registrar.................................................................80
SECTION 13.08.
Legal Holidays............................................................80
SECTION 13.09.
Governing Law.............................................................80
SECTION 13.10.
No Recourse Against Others................................................81
SECTION 13.11.
Successors................................................................81
SECTION 13.12.
Multiple Originals........................................................81
SECTION 13.13.
Table of Contents; Headings...............................................82

Schedule I -  Initial Subsidiary Guarantors

Appendix A -  Provisions Relating to Initial Securities
              and Exchange Securities
Exhibit 1 to Appendix A -  Form of Initial Security
Exhibit A         -  Form of Exchange Security
Exhibit B         -  Form of Supplemental Indenture





                                                 4.3-v

                                        4.3-1





                                    INDENTURE dated as of March 1, 1999, among
                           UNITED VIDEO SATELLITE GROUP, INC. (to be renamed TV Guide, Inc.), a Delaware corporation (the "Company"), each Subsidiary listed on Schedule I hereto (collectively, the "Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 81/8% Senior Subordinated Notes due 2009, to be issued as in this Indenture provided (the "Initial Securities") and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company's 81/8% Senior Subordinated Notes due 2009 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):


                                    ARTICLE I

                   Definitions and Incorporation by Reference


                  SECTION 1.01.  Definitions.

                  "Additional Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means: (a) any other Person directly or indirectly controlling or controlled by (including under direct or indirect common control with) such specified Person, or (b) any other Person who is a director or officer of: (1) such specified Person, (2) any Subsidiary of such specified Person, or (3) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.08 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any

                                        4.3-2

Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of: (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above, (1) any disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary, (2) any disposition to the extent the Property received in exchange therefor constitutes a Permitted Investment or Restricted Payment permitted by Section 4.04 and (3) any disposition effected in compliance with
Section 5.01(a).

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and (b) in all other instances, the greater of: (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and (2) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing: (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means each day that is not a Legal
Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without

                                        4.3-3

payment of a penalty. For purposes of Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. For purposes of the foregoing, the value of the aggregate cash proceeds received by the Company from the issuance of Capital Stock upon the exercise of any participations, rights, warrants, options or other interests, will be the cash proceeds received upon the issuance of such participations, rights, warrants, options or other interest plus any incremental amount received by the Company upon the exercise thereof.

                  "Change of Control" means the occurrence of any of the following events: (a) if (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company, and (2) the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or (b) the sale, transfer,

                                        4.3-4

assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred; or (c) the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (2) the holders of the Voting Stock of the Company immediately prior to such transaction own not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a Permitted Holder or a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (including the amortization of capitalized interest), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations, (b) amortization of debt discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expense,

                                       4.3-5

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Stock Dividends, (h) Preferred Stock Dividends, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for purposes of Section 4.04 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that: (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business, (e) any extraordinary gain or loss, (f) the cumulative effect of a change in accounting principles, and (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such

                                       4.3-6

shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section
4.04 pursuant to clause (c)(4) thereof.

                  "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

                  "Cumulative EBITDA" means, as of any date of determination, the cumulative EBITDA of the Company and its consolidated Restricted Subsidiaries from and after the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter ending prior to the date of determination for which financial statements are available or required or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense accrued from and after the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter ending prior to the date of determination for which financial statements are available or required.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "D6/SMATV Interest" means all the assets of Netlink USA other than an approximate 40% interest in Superstar/Netlink Group
L.L.C. and 80% of the Fair Market Value of Netlink USA's Temporary
Cash Investments.

                  "Debt" means, with respect to any Person on any date of determination (without duplication): (a) the principal of and premium (if any) in respect of (1) debt of such Person for money borrowed, and (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback

                                        4.3-7

Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through
(e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through
(f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations of a type described above at such date. The amount of Debt represented by a Hedging Obligation shall be equal to: (1) zero if such Hedging Obligation has been Incurred pursuant to clause (e) of the definition of Permitted Debt, or (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Rating" means a rating equal to or higher than Ba3 (or the equivalent) by Moody's and B+ (or the equivalent) by S&P.

                  "Designated Senior Debt" means: (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate

                                       4.3-8

delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of this Indenture, and (b) the Credit Facility.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries: (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (1) the provision for taxes based on income or profits or utilized in computing net loss, (2) Consolidated Interest Expense, (3) depreciation, (4) amortization of intangibles, and (5) any other non-cash items (other than any such noncash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or

                                       4.3-9

compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $5 million, by any Officer of the Company, or (b) if such Property has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include: (1) endorsements for collection or deposit in the ordinary course of business, or (2) a contractual commitment by one Person to invest in another Person for so long as such Investment will, when made, constitute a Permitted Investment under clause
(b) of the definition of "Permitted Investment". The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.03 as the registered holder of any Security.

                                       4.3-10

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Initial Unrestricted Subsidiaries" means (1) UV Ventures, Inc., SNTV Holdings, Inc., Prevue Ventures, Inc., UV Acquisition Subsidiary, Inc., TV Guide Technology Ventures, Inc., Superstar/Netlink Group L.L.C., SSDS, Inc., SpaceCom Systems, Inc., ODS Technologies, LP, TV Guide Enterprises Solutions, Inc., the IP Subsidiary and any of their respective subsidiaries and
(2) following the Company's exercise of its SNG-Netlink Option, SNG-Netlink and any of its subsidiaries.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.04 and 4.10 hereof and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company (other than the Initial Unrestricted Subsidiaries) at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue

                                       4.3-11

to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to: (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "IP Agreements" means each of the Assignment and License Agreements to which the Company or the IP Subsidiary is a party on the Issue Date or any assignment or license agreement in substantially the same form and scope and on substantially the same terms entered into subsequent to the Issue Date in each case with respect to patents, patent applications and the inventions disclosed therein.

                  "IP Subsidiary" means United Video Properties, Inc.

                  "Issue Date" means the date on which the Initial Securities are initially issued.

                  "Leverage Ratio" means the ratio of: (a) the outstanding Debt of the Company and the Restricted Subsidiaries on a consolidated basis, to (b) the LTM Pro Forma EBITDA.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction). An operating lease that is not a Capital Lease Obligation or Sale and Leaseback Transaction shall not be deemed to constitute a Lien.

                  "LTM Pro Forma EBITDA" means Pro Forma EBITDA for the four most recent consecutive fiscal quarters for which financial statements are available or required.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the

                                      4.3-12

form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of: (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

                  "New Credit Facility" means (i) the Facility A Loan Agreement dated March 1, 1999 for $300,000,000 Revolving Credit Facility among the Company, the financial institutions defined as lenders therein and Bank of America National Trust and Savings Association, as administrative agent, with TD Securities (USA) Inc., as syndication agent, and The Bank of New York Company, Inc., as documentation agent, and (ii) the Facility B Loan Agreement dated March 1, 1999 for $300,000,000 364-day Credit Facility among the Company, the financial institutions defined as lenders therein and Bank of America National Trust and Savings Association, as administrative agent, with TD Securities (USA) Inc., as syndication agent, and The Bank of New York Company, Inc., as documentation agent.

                  "Non-Guarantor Subsidiary" means: (a) Sneak Prevue, L.L.C.;
(b) any Foreign Restricted Subsidiary; (c) any Subsidiary (other than a Wholly Owned Subsidiary) that is designated after the Issue Date as a Non-Guarantor Subsidiary as permitted pursuant to Section 4.10 and not thereafter redesignated as a Subsidiary Guarantor as permitted pursuant thereto; and (d) any Subsidiary of a Non-Guarantor Subsidiary; provided, however, that if any Subsidiary referred to in the preceding clause (a), (b), (c) or (d) ceases to be a Restricted Subsidiary, then it shall also cease to be a Non-Guarantor Subsidiary.

                  "Offering Memorandum" means the Offering Memorandum dated February 23, 1999, excluding any supplement or amendment thereto, relating to the offering of the Securities.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice
President of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be a member of the Office of the Chairman, the principal executive

                                       4.3-13

officer or the principal financial officer of the Company, and, except for purposes of clause (j) of "Permitted Investment", delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holders" means The News Corporation Limited, Tele-Communications, Inc., Liberty Media Corporation, AT&T Corp.
and any Person who is a controlled Affiliate of any of the foregoing.

                  "Permitted Interactive Partner" means any Person (or any controlled Affiliate of such Person) who, on the Issue Date, owns or has a license to use and sell (excluding specifications to use or sell) intellectual property used or usable in an interactive video programming guide.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in: (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Related Business; (c) Temporary Cash Investments;
(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h)(1) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.06 or (2) the IP Subsidiary to the extent such Investment consists of intellectual property, including patent applications and issued patents, required to be assigned to the IP Subsidiary according to the IP Agreements, provided that such intellectual property is, at the same time, licensed back to the Company and its Restricted Subsidiaries in accordance with the IP Agreements; (i) any Person to the extent such Investment is made with Capital Stock Sale Proceeds, provided such Investment is made at substantially the same time such

                                       4.3-14

Capital Stock Sale Proceeds are received; (j) any Person to the extent such Investment is expressly made pursuant to this clause (j) (as evidenced by an Officers' Certificate executed on or prior to the date such Investment is made) unless either (1) the Securities are rated below a Designated Rating by at least one of the Rating Agencies on the date such Investment would be made or (2) a Rating Decline occurs, in which case such Investment shall be returned to the Company or such Restricted Subsidiary within 20 days of such Rating Decline, provided that if both Rating Agencies shall have made a public announcement affirming that the Securities will retain their Designated Rating after giving pro forma effect to such Investment, then such Investment may be maintained notwithstanding a subsequent Rating Decline, provided further that, so long as the Securities are rated below a Designated Rating by at least one of the Rating Agencies, the Fair Market Value of all Investments made pursuant to this clause
(j) (in each case determined as of the date such Investment was originally made) shall be included in the calculation of the amount of Restricted Payments except to the extent such Investment may be made as a Permitted Investment pursuant to clause (k) below; and (k) other Investments (including any Investments made pursuant to clause (j) above not otherwise included in the calculation of the amount of Restricted Payments) made for Fair Market Value that do not exceed $100 million in the aggregate.

                  "Permitted Liens" means: (a) Liens to secure Debt (including related Debt under any Interest Rate Agreements) permitted to be Incurred under clause (b) (or clause (e) with respect to such Interest Rate Agreements) of the definition of Permitted Debt; (b) Liens to secure Debt permitted to be Incurred under clause (c) of the definition of Permitted Debt, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property; (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of

                                       4.3-15

Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole; (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary; (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary; (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character; (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above; and
(k) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of: (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as: (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the

                                       4.3-16

Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

                  "Priority Debt" means Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Non-Guarantor Subsidiary (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company).

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries, after giving effect to the following: if: (a) since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted

                                       4.3-17

Subsidiary) or an acquisition of Property, (b) the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Sale, Investment or acquisition, or (c) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Debt" means Debt: (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto; provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "Rating Agencies" means Moody's and S&P.

                  "Rating Decline" means that at least one of the Rating Agencies shall have rated the Securities below a Designated Rating on, or within 90 days after, the earlier of the date of public announcement of the making of a Permitted Investment pursuant to clause (j) of the definition thereof or of the intention of the Company to make such a Permitted Investment (which period shall be extended so long as either of the Rating Agencies shall have publicly announced that the rating of the Securities is under consideration for possible downgrade or for a possible change in rating that does not indicate the direction of the possible change). For the Company to have "publicly announced" a Permitted Investment, the Company must have issued a press release and, if the Company is announcing its intention to make the Permitted Investment, the press release must include the primary economic terms of the Permitted Investment.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or

                                       4.3-18

replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.06, Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

                  "Restricted Payment" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or (d) any Investment (other than Permitted Investments) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company unless such Subsidiary is an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                                      4.3-19

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" of the Company means: (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of: (1) Debt of the Company for borrowed money, including under the Credit Facility, and (2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company; (c) all obligations of the Company (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (2) under Hedging Obligations, or (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor; provided, however, that Senior Debt shall not include:
(A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Securities, including any Senior Subordinated Debt or any Subordinated Obligations; (B) any Debt Incurred in violation of the provisions of this Indenture; (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Company;
(E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock of the Company. "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

                  "Senior Subordinated Debt" of the Company means the Securities and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Securities and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the

                                       4.3-20

meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "SNG Interest" means (1) an approximate 40% interest in Superstar/Netlink Group L.L.C. and (2) Netlink USA's Temporary
Cash Investments.

                  "SNG-Netlink" means LMC Netlink, Inc., Westlink, Inc. and Netlink USA (excluding, subject to the last paragraph of Section 4.10, the D6/SMATV Interest).

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by: (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Restricted Subsidiary of the Company as of the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.12 (except if such Restricted Subsidiary or Person is a Non-Guarantor Subsidiary).

                  "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                  "Temporary Cash Investments" means any of the following: (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not

                                      4.3-21

more than 30 days for underlying securities of the types described in clause (a) entered into with: (1) a bank meeting the qualifications described in clause (b) above, or (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state (including any agency or instrumentality thereof) is pledged and which are not callable or redeemable at the issuer's option, provided that: (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)), and (2) such obligations mature within 180 days of the date of acquisition thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means: (a) the Initial Unrestricted Subsidiaries; (b) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to
Section 4.10 hereof and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (c) any Subsidiary of an Unrestricted Subsidiary.

                                      4.3-22

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.


                  SECTION 1.02.  Other Definitions.


                                                                     Defined in
Term                                                                    Section
"Affiliate Transaction"...............................                     4.08
"Allocable Excess Proceeds"...........................                     4.06
"Bankruptcy Law"......................................                     6.01
"Change of Control Offer".............................                     4.11
"Change of Control Payment Date"......................                     4.11
"Change of Control Purchase Price"....................                     4.11
"Claiming Guarantor"..................................                    11.02
"Contributing Party"..................................                    11.02
"covenant defeasance option"..........................                     8.01
"Custodian"...........................................                     6.01
"Events of Default"...................................                     6.01
"Excess Proceeds".....................................                     4.06
"Exchange Security"...................................               Appendix A
"Global Security".....................................               Appendix A
"legal defeasance option".............................                     8.01
"Legal Holiday".......................................                    13.08
"Notice of Default"...................................                     6.01
"Obligations".........................................                    11.01
"Offer Amount"........................................                     4.06
"Offer Period"........................................                     4.06
"pay its Subsidiary Guaranty".........................                    12.03
"pay the Securities"..................................                    10.03
"Paying Agent"........................................                     2.03

                                      4.3-23


"Payment Blockage Notice".............................                    10.03
"Payment Blockage Period".............................                    10.03
"Permitted Debt"......................................                     4.03
"Prepayment Offer"....................................                     4.06
"Purchase Date".......................................                     4.06
"Registered Exchange Offer............................               Appendix A
"Registrar"...........................................                     2.03
"Shelf Registration Statement.........................               Appendix A
"SNG-Netlink Option"..................................                     4.10
"Surviving Person"....................................                     5.01
"Suspended Covenants..................................                     4.14

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Subsidiary Guarantees.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                                       4.3-24

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is sub ject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the

                                      4.3-25

Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying

                                       4.3-26

Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the

                                       4.3-27

Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in its customary manner (subject to the record reten tion requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP numbers.


                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the

                                       4.3-28

redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                                       4.3-29

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                                       4.3-30

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders of Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. In addition, at such times as information is delivered as required by the immediately preceding sentence, the Company shall provide to the Trustee and the Holders of the Securities (i) the same line-item financial information (excluding the ratio of earnings to fixed charges and the line items from the statement of cash flows) on a consolidated basis (excluding the Unrestricted Subsidiaries) with respect to the Company and its Restricted Subsidiaries as set forth under the caption "Selected Historical Financial Data--United Video Satellite Group, Inc." in the Offering Memorandum and (ii) segment reporting information for its businesses. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

         (1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed 7.0 to 1, or

         (2)      such Debt is Permitted Debt.

                  The term "Permitted Debt" means: (a) Debt of the Company evidenced by the Securities and of Subsidiary Guarantors evidenced by Subsidiary Guaranties; (b) Debt of the Company or a Subsidiary Guarantor under the Credit Facility, provided that the aggregate principal amount of all such Debt under the Credit

                                       4.3-31

Facility at any one time outstanding shall not exceed $600 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to Section
4.06 hereof; (c) Debt in respect of Capital Lease Obligations or Purchase Money Debt of the Company or a Subsidiary Guarantor, provided that: (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and
(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $75 million; (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof; (e) Debt under Interest Rate Agreements and Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant; (f) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (g) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (f) above; (h) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $150 million; and (i) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section 4.03 and clauses
(a), (c) and (g) above.

                  Notwithstanding anything to the contrary contained in this Section 4.03,

         (a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to
                  Refinance:

                  (1) any Subordinated Obligations unless such new Debt shall be subordinated to the Securities or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations, or

                                       4.3-32

                  (2) any Senior Subordinated Debt unless such new Debt shall be Senior Subordinated Debt or shall be subordinated to the Securities or the applicable Subsidiary Guaranty, as the case may be, and

         (b) the Company shall not permit any Non-Guarantor Subsidiary to Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or Senior Subordinated Debt of the Company or any Subsidiary Guarantor.

                  SECTION 4.04. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted
Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed
Restricted Payment,

         (a) a Default or Event of Default shall have occurred and be continuing,

         (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03, or

         (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                  (1)      the result of:

                           (A)      Cumulative EBITDA, minus

                           (B) the product of 1.5 and Cumulative Interest Expense, plus

                  (2) Capital Stock Sale Proceeds (other than Capital Stock Sale Proceeds used to make a Permitted Investment pursuant to clause (i) of the definition thereof), plus

                  (3)      the sum of:

                           (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                           (B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated

                                       4.3-33

                                    balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                                    (x)     any such Debt issued or sold to the
                                            Company or a Subsidiary of the
                                            Company or an employee stock
                                            ownership plan or trust established
                                            by the Company or any such
                                            Subsidiary for the benefit of their
                                            employees, and

                                    (y)     the aggregate amount of any cash or
                                            other Property distributed by the
                                            Company or any Restricted Subsidiary
                                            upon any such conversion or
                                            exchange,

                           plus

                  (4)      an amount equal to the sum of:

                           (A) the net reduction in Investments in any Person (other than the Company, a Restricted Subsidiary or, with respect to any Investment made on or prior to the Issue Date, an Initial Unrestricted Subsidiary) resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, plus

                           (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary (other than the Initial Unrestricted Subsidiaries) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

                  Notwithstanding the foregoing limitation, the Company may:

         (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                                      4.3-34

         (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

                  (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

                  (2) the Capital Stock Sale Proceeds from such exchange or sale (i) shall be excluded from the calculation pursuant to clause (c)(2) of the immediately preceding paragraph and (ii) shall not be used to make Investments pursuant to clause (i) of the definition of Permitted Investments;

         (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

         (d) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

                  (1) the aggregate amount of such repurchases shall not exceed $3 million in any calendar year, and

                  (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom);

                  provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly

                                       4.3-35

or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

         (a) if such Lien secures Senior Subordinated Debt, the Securities or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt, and

         (b) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the Securities or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the Securities and the Subsidiary Guaranties.

                  SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (1) after giving effect to such Asset Sale, no Default or Event of Default would occur as a result thereof;

         (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

         (3) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of (A) cash or cash equivalents, (B) notes, obligations or other securities (debt or equity) that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the date of such Asset Sale, (C) Additional Assets, (D) the assumption of Priority Debt (as a result of which the Company and the Restricted Subsidiaries are no longer liable with respect to such Priority Debt) or
                  (E) any combination of the foregoing; and

         (4) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1), (2) and (3).

         (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

         (1)      to Repay Priority Debt; or

         (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted

                                       4.3-36

                  Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

Pending final application of any such Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Cash in any Temporary Cash Investments that are not prohibited by this Indenture.

         (c) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.06(b) within 18 months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Securities which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth below. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Section 4.06, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  The term "Allocable Excess Proceeds" means the product of:

         (a)      the Excess Proceeds, and

         (b)      a fraction,

                  (1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, and

                  (2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this
                           Section 4.06 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

         (d)(1) Within five business days after the Company is obligated to make a Prepayment Offer as described in this

                                       4.3-37

Section 4.06, the Company shall send a written notice, by first-class mail, to the holders of Securities, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Purchase Date").

         (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

         (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                                      4.3-38

         (4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrender ing Holder.

         (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

                  SECTION 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

         (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

         (b) make any loans or advances to the Company or any other Restricted Subsidiary or

         (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

         The foregoing limitations will not apply:

                  (1) with respect to clause (a), (b) or (c), to restrictions:

                           (A)      in effect on the Issue Date,

                           (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

                           (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in

                                      4.3-39

                    clause (2)(A) or (B) below, provided such
                     restriction is no less favorable to the
                   holders of Securities than those under the
                  agreement evidencing the Debt so Refinanced,
                                    or

                           (D) in the form of supermajority voting, veto or similar rights held by a Permitted Interactive Partner in any joint venture or other Person formed with respect to the intellectual property used or usable in the Company's TV Guide Interactive business, and

                  (2) with respect to clause (c) only, to restrictions:

                           (A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities or the applicable Subsidiary Guaranty pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the Property securing such Debt,

                           (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                           (C)      resulting from customary provisions
                                    restricting subletting or assignment of
                                    leases or customary provisions in other
                                    agreements that restrict assignment of such agreements or rights thereunder, or

                           (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

                  SECTION 4.08. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

         (a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                                       4.3-40

         (b) if such Affiliate Transaction involves aggregate payments or value in excess of $20 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) above as evidenced by a Board Resolution promptly delivered to the Trustee, and

         (c) if such Affiliate Transaction involves aggregate payments or value in excess of $40 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

                  Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

         (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

         (b)      any Restricted Payment permitted to be made pursuant to
                  Section 4.04 hereof or any Permitted Investment;

         (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

         (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3 million in the aggregate at any one time outstanding;

         (e) any agreement between the Company or any Restricted Subsidiary on the one hand and a Permitted Holder on the other relating to the provision of products or services in the ordinary course of business, provided that such agreement satisfies the condition set forth in clause (a) of the preceding paragraph; and

                                       4.3-41

         (f) any transaction or series of transactions pursuant to any agreement in existence on the Issue Date or any agreement contemplated as part of or in connection with the TV Guide Acquisition (as defined in the Offering Memorandum) (which contemplated agreements are described under "Certain Relationships and Related Transactions" in the Offering Memorandum) and, in either case, any renewal, extension or replacement of any such agreement on terms no less favorable to the Company and the Restricted Subsidiaries than the original agreement.

                  In addition to the foregoing, the Company shall cause the IP Subsidiary to maintain the IP Agreements in full force and effect and to comply with the terms thereof in all material respects (except with respect to any IP Agreement the counterparty to which is no longer the Company or a Restricted Subsidiary), provided that the foregoing covenant shall be satisfied if, following a transfer of all or substantially all the assets of the IP Subsidiary or a change of control of the IP Subsidiary (whether by merger, consolidation, stock purchase or otherwise) in connection with which the transferee, successor or survivor Person assumes the IP Subsidiary's obligations under the IP Agreements, the Company and the Restricted Subsidiaries take all actions reasonably necessary to enforce such assumption of obligations against such Person.

                  SECTION 4.09. Limitation on Layered Debt. The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

                  SECTION 4.10. Designation of Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary or Non-Guarantor Subsidiary if:

         (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

         (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom,

         (c) in the case of Unrestricted Subsidiaries, the Company would be permitted to make an Investment at the time of such designation in an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at such time, and

                                       4.3-42

         (d) in the case of Non-Guarantor Subsidiaries, the Subsidiary to be so designated is not a Wholly Owned Subsidiary.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically designated as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the third immediately following paragraph will not be satisfied after giving pro forma effect to such designation or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in the preceding paragraph, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary or Non-Guarantor Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary or Non-Guarantor Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary or Non-Guarantor Subsidiary).

                  Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary or Non-Guarantor Subsidiary in compliance with this Section 4.10, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                  (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of
                           Section 4.03 hereof, and

                  (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

The Board of Directors may designate any Non-Guarantor Subsidiary to be a Subsidiary Guarantor if concurrently with such designation, such Subsidiary executes and delivers to the Trustee a Subsidiary Guaranty.

                  Any such designation or redesignation will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

         (a) certifies that such designation or redesignation complies with the foregoing provisions, and

                                       4.3-43

         (b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

                  The Company may, at its option (the "SNG-Netlink Option"), designate SNG-Netlink as an Initial Unrestricted Subsidiary by delivering an Officers' Certificate to such effect to the Trustee by no later than the 120th day following the Issue Date. Upon such designation, the Company may contribute SNG- Netlink to another Initial Unrestricted Subsidiary, and SNG- Netlink will be treated, for all purposes of this Indenture, as if it had been an Initial Unrestricted Subsidiary owned by such other Initial Unrestricted Subsidiary since the Issue Date, and such contribution shall not be subject to any of the provisions of this Indenture. In the event of such designation, all transactions and actions taken with respect to SNG-Netlink since the Issue Date shall have complied with the provisions of this Indenture, including Section 4.08, as if SNG-Netlink had been an Initial Unrestricted Subsidiary since the Issue Date. Such designation and contribution will not be subject to the requirements set forth in this Section 4.10, and the making of such designation and contribution will not be considered an Investment for purposes of Section 4.04 or an Asset Sale for purposes of Section 4.06. The Company may, at its option, terminate its SNG-Netlink Option at any time by delivering an Officers' Certificate to such effect to the Trustee. Until the earlier of such termination or the 120th day following the Issue Date, the net income (loss) of SNG- Netlink shall be excluded from Consolidated Net Income, provided that upon such termination or 120th day, such net income (loss) shall be included (or excluded) in Consolidated Net Income as if SNG-Netlink had been a Restricted Subsidiary since the Issue Date, provided further that upon the designation of SNG-Netlink as an Initial Unrestricted Subsidiary, such net income (loss) shall be included or excluded in Consolidated Net Income as if SNG-Netlink had been an Initial Unrestricted Subsidiary since the Issue Date. Except as otherwise provided in this paragraph, SNG-Netlink shall be considered for all purposes of this Indenture as a Restricted Subsidiary. Upon designation as an Initial Unrestricted Subsidiary in compliance with this paragraph, SNG-Netlink shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from the Subsidiary Guaranty previously made by SNG-Netlink.

                  If, at the time the SNG-Netlink Option is exercised, the assets of Netlink USA consist of assets other than the SNG Interest and any de minimis assets, the SNG-Netlink Option shall only be exercisable if Telluride, Inc., the other partner in Netlink USA, is also designated as an Unrestricted Subsidiary at such time in accordance with the other paragraphs of this Section
4.10. For purposes of determining the amount of the Investment deemed to be made upon such designation, the assets of Telluride, Inc. shall be deemed to consist of the D6/SMATV

                                       4.3-44

Interest. If, immediately following such designation, the Company contributes Telluride, Inc. to an Initial Unrestricted Subsidiary, the separate Investments represented by such contribution and designation will be considered together as only one Investment for purposes of calculations under this Indenture.

                  SECTION 4.11. Change of Control. Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  Within 30 days following any Change of Control, the Company shall:

         (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

         (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating:

                  (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section
                           4.11 and that all Securities timely tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (4) that any Security (or portions thereof) not properly tendered will continue to accrue interest;

                  (5) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                                       4.3-45

                  (6) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

                  Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                  On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.11. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.12. Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Restricted Subsidiary following the Issue Date to become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a Supplemental Indenture as provided in Section 11.06 at the time such Person becomes a Restricted Subsidiary (unless such Person is a Non-Guarantor Subsidiary).

                                       4.3-46

                  SECTION 4.13. Maintenance of Non-Investment Company Status. The Company shall not at any time be or become an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or any successor law, rule or regulation.

                  SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company and the Subsidiary Guarantors also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.15. Covenant Suspension. During any period of time that:

         (a) the Securities have Investment Grade Ratings from both Rating Agencies, and

         (b) no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and the Restricted Subsidiaries will not be subject to the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 5.01(a)(5) and 5.02(a)(5),
and clause (x) of the fourth paragraph (and such clause (x) as referred to in the first paragraph) of Section 4.10 (collectively, the "Suspended Covenants"). If the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of
Section 4.04 as though Section 4.04 had been in effect during the entire period of time from the Issue Date.

                  Notwithstanding the foregoing, any actions relating to the consummation of obligations Incurred prior to such withdrawal, downgrade, Default or Event of Default shall not constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder, provided that:

         (1) the Company and the Restricted Subsidiaries did not Incur such obligations in anticipation of a withdrawal or downgrade of the Securities below an Investment Grade Rating or a Default or Event of Default, and

                                       4.3-47

         (2) the Company reasonably believed in good faith at the time of such Incurrence that such Incurrence or related actions would not result in such a withdrawal, downgrade, Default or Event of Default.

For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by the Company and conclusively evidenced by a Board Resolution to such effect adopted in good faith by the Board of Directors of the Company delivered to the Trustee. In reaching their determination, the Board of Directors may, but need not, consult with the Rating Agencies.

                  SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

         (1) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

         (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

         (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                                       4.3-48

         (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and, for purposes of this clause (4) and clause
                  (5) below, (A) treating any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions and (B) giving pro forma effect to the Repayment of any Debt in connection with such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

         (5) immediately after giving effect to such transaction or series of transactions and to the Repayment of any Debt in connection with such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause
                  (1) of the first paragraph of Section 4.03 hereof; and

         (6) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01(a) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (4)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with
Section 4.06.

                  (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:

         (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

         (2)      a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Securities.

                  SECTION 5.02. When a Subsidiary Guarantor May Merge or Transfer Assets. (a) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease,

                                      4.3-49

convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

         (1) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

         (2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

         (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

         (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and , for purposes of this clause (4) and clause
                  (5) below, (A) treating any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions and
                  (B) giving pro forma effect to the Repayment of any Debt in connection with such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

         (5) immediately after giving effect to such transaction or series of transactions and to the Repayment of any Debt in connection with such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.03 hereof; and

         (6) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.02(a) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                                       4.3-50

The foregoing provisions (other than clause (4)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with
Section 4.06.

         (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of a Subsidiary Guarantor under the Subsidiary Guaranty.


                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. The following events shall be "Events of Default":

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of, or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, whether or not such payment shall be prohibited by Article X;

                  (3) the Company or any Subsidiary Guarantor fails to comply with Article V;

                  (4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

                  (5) a default by the Company or any Restricted Subsidiary under any Debt which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $10 million or its foreign currency equivalent at the time;

                  (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of
                  its creditors;

                                       4.3-51

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary; or

                           (D) grants any similar relief under any foreign
                  laws;

         and in each such case the order or decree remains unstayed and in effect for 30 days;

                  (8) any judgment or judgments for the payment of money in an aggregate amount in excess of $10 million or its foreign currency equivalent at the time is entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; or

                  (9) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The foregoing will constitute Events of Default what ever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                                       4.3-52

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Security or
(ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then

                                      4.3-53

outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09.  Trustee May File Proofs of Claim.  The
                                 ---------------------------------
Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section
         7.07;

                  SECOND: to holders of Senior Debt to the extent required by Article X or XII;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

                                       4.3-55

                  SECTION 6.12.  Waiver of Stay or Extension Laws.  The
                                 ---------------------------------
Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                                       4.3-56

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

                  (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer of the Trustee has received written notice thereof from the Company, a Subsidiary Guarantor or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                                       4.3-57

                  (e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 1999, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA ss. 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                                       4.3-58

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor shall jointly and severally fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses and taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                                      4.3-59

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to

                                       4.3-60

the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                  SECTION 7.12 Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or

                                       4.3-61

such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13, and the
operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in
the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(5) and 5.02(a)(5) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwith standing its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (with respect only to Significant Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in Sections 5.01(a)(5) and 5.02(a)(5). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                                       4.3-62

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company or any other Person making such deposit occurs that is continuing at the end of the period;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement or instrument binding on the Company and is not prohibited by Article X;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the

                                       4.3-63

         Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01.  Without Consent of Holders.  The
Company, the Subsidiary Guarantors and the Trustee may amend this

                                       4.3-64

Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Debt (or Representatives therefor) under Article X or Article XII;

                  (5) to add additional Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided for herein;

                  (6) to secure the Securities or add to the covenants of the Company for the benefit of the Holders or surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

                  After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or

                                       4.3-65

exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty;

                  (5) reduce the amount payable upon the redemption or repurchase of any Security under Article III or Section 4.06 or 4.11, change the time at which any Security may be redeemed in accordance with Article III, or, at any time after a Change of Control or Asset Sale has occurred, change the time at which any Change of Control Offer or Prepayment Offer must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

                  (6) make any Security payable in money other than that stated in the Security;

               (7) make any change in Article X or Article XII that adversely affects the rights of any Securityholder under
         Article X or Article XII;

                  (8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders;

                  (9) release any security interest that may have been granted in favor of the Holders other than pursuant to such security interest; or

                  (10) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

                                      4.3-66

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully

                                       4.3-67

protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                                  Subordination

                  SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the payment when due of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Securities shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future junior subordinated Debt of the Company, and only Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:

                  (1) the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Securities are entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until the Senior Debt is paid in full in cash, any distribution to which Holders of the Securities would be entitled but for this Article X will be made to holders of the Senior Debt as their interests may appear, except that Holders of Securities may receive and retain shares of stock and any debt securities that are subordinated to the Senior Debt to at least the same extent as the Securities.

                  SECTION 10.03. Default on Senior Debt. The Company may not pay principal of, or premium, if any, or interest on, the Securities, or make any deposit pursuant to Section 8.01, and may

                                       4.3-68

not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any principal, premium or interest in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Notice is earlier terminated (a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Securi ties after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

                  SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Securities until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Indenture otherwise permits payment at that time.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

                  SECTION 10.06. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A

                                       4.3-69

distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Debt.

                  SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

                  SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a

                                       4.3-70

payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any

                                       4.3-71

such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                   ARTICLE XI

                              Subsidiary Guarantees

                  SECTION 11.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

                                       4.3-72

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guarantor and is made subject to such provisions of this Indenture.

                  Except as expressly set forth in Sections 4.10, 5.02 and 8.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                                       4.3-73

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations and all obligations to which the Obligations are subordinated as provided in Article XII. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

                  SECTION 11.02. Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees (subject to Articles X and
XII) that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

                  SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                                       4.3-74

                  SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.12 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                   ARTICLE XII

                     Subordination of Subsidiary Guarantees

                  SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the payment when due of all Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with any future Senior Subordinated Debt of such Subsidiary Guarantor and senior to all existing and future junior subordinated Debt of such Subsidiary Guarantor, and only Senior Debt shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

                  SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary
Guarantor to creditors upon a total or partial liquidation, dissolution or winding up of such Subsidiary Guarantor or in a

                                      4.3-75

bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

                  (1) holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Securityholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

                  (2) until the Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Securityholders would be entitled but for this Article XII shall be made to holders of the Senior Debt as their interests may appear, except that all Securityholders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Debt of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Debt of such Subsidiary Guarantor.

                  SECTION 12.03. Default on Senior Debt of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any principal, premium or interest in respect of any Senior Debt of such Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Debt of such Subsidiary Guarantor occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Debt has been paid in full in cash; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of such issue of Senior Debt of such Subsidiary Guarantor. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Blockage Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of Designated Senior Debt giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Subsidiary Guarantor may resume (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments pursuant to its Subsidiary Guaranty after the end of such Payment Blockage Period.

                  SECTION 12.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article XI, such Subsidiary Guarantor may not pay its Subsidiary Guaranty until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and,

                                       4.3-76

thereafter, may pay its Subsidiary Guaranty only if this Indenture otherwise permits payment at that time.

                  SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article XII should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Debt and pay it over to them or their Representatives as their interests may appear.

                  SECTION 12.06. Subrogation. After all Senior Debt of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this
Article XII to holders of such Senior Debt that otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Debt.

                  SECTION 12.07.  Relative Rights.  This Article XII
defines the relative rights of Securityholders and holders of Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

                  (1) impair, as between a Subsidiary Guarantor and Secu rityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article XI or the relevant Subsidiary Guaranty; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

                  SECTION 12.08. Subordination May Not Be Impaired by Subsidiary Guarantor. No right of any holder of Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

                  SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that,

                                      4.3-77

if an issue of Senior Debt of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Senior Debt of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11. Article XII Not To Prevent Events of Default Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article XI or the relevant Subsidiary Guaranty.

                  SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such

                                      4.3-78

Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

                  SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of any Subsidiary Guarantor as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article XII or otherwise.

                  SECTION 12.15. Reliance by Holders of Senior Debt of a Subsidiary Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Subsidiary Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                  ARTICLE XIII

                                  Miscellaneous

                  SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                                    if to the Company:

                                    TV Guide, Inc.
                                    7140 South Lewis Avenue
                                    Tulsa, Oklahoma 74136
                                    Attention of: Chief Financial Officer

                                       4.3-79


                     if to any Subsidiary Guarantor, to such
                              Subsidiary Guarantor:

                                    c/o TV Guide, Inc.
                                    7140 South Lewis Avenue
                                    Tulsa, Oklahoma 74136


                                    if to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street 21W
                                    New York, New York 10286

                                    Attention of:
                                    Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such cer tificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

                  SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                          UNITED VIDEO SATELLITE GROUP,
                                          INC. (to be renamed TV Guide,
                                          Inc.),

                                          by /s/ Peter C. Boylan III
                                          Name:  Peter C. Boylan III
                                          Title: Executive Vice President;
                                               Chairman and Chief Executive
                                               Officer of TV Guide Entertainment
                                               Group and United Video Group


                                          EACH OF THE SUBSIDIARIES LISTED
                                          ON SCHEDULE I HERETO,


                                          by /s/ Peter C. Boylan III
                                          Name:  Peter C. Boylan III
                                          Title:


                                          THE BANK OF NEW YORK, as Trustee,


                                          by /s/ Van K. Brown
                                          Name: Van K. Brown
                                          Title: Assistant Vice President

                                                                      SCHEDULE I










                          Initial Subsidiary Guarantors


United Video Network Sales, Inc. (to be renamed TV Guide Affiliate
  Sales, Inc.)
UV Corp.
Telluride Cablevision Inc.
UVTV-A, Inc.
UVTV-X, Inc.
DirectCom Networks, Inc.
TV Guide Media Sales, Inc.
EuroMedia Group, Inc.
TV Guide Interactive Group Inc.
Prevue Data Services, Inc.
TV Guide Online, Inc.
Prevue Interactive, Inc. (to be renamed TV Guide
  Interactive, Inc.)
PNI Holdings, Inc. (to be renamed TV Guide Entertainment
  Group, Inc.)
Prevue International, Inc. (TV Guide International, Inc.)
Sneak Holdings, Inc.
LMC Netlink Corporation
Westlink, Inc.
Prevue Networks, Inc. (to be renamed TV Guide Networks, Inc.)
UVTV, Inc.
Netlink USA
News America Publications Inc. (to be renamed TV Guide Magazine
  Group, Inc.)
TVSM, Inc.
TVSM Publishing, Inc.
Murdoch Magazines Distribution, Inc. (to be renamed TV Guide
  Distribution, Inc.)
Continental Paper Company

                                                                      APPENDIX A










FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE
144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE
ON REGULATION S.

                                 PROVISIONS RELATING TO INITIAL SECURITIES
                                          AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Definitive Security" means a certificated Initial Security or an Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c) hereto.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 81/8% Senior Subordinated Notes due 2009 to be issued as provided for in this Indenture in connection with a Registered Exchange Offer or a Private Exchange pursuant to the Registration Agreement.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means the purchasers named in
Schedule I to the Purchase Agreement.

                  "Initial Securities" means the 81/8% Senior Subordinated Notes due 2009 to be issued as provided for in this Indenture.

                  "Private Exchange" means the offer by the Company, pursuant to
Section 2 of the Registration Agreement, to issue and deliver to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the 81/8% Senior Subordinated Notes due 2009 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated February 23, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the Initial Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain

Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Registration Rights Agreement dated February 23, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the Securities.

                  "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

         1.2  Other Definitions

                                                                     Defined in
Term                                                                  Section:

"Agent Members"..........................................................2.1(b)
"Global Security"........................................................2.1(a)
"Regulation S"...........................................................2.1
"Rule 144A"..............................................................2.1

         2.    The Securities

         2.1  Form and Dating

                  The Initial Securities will be offered and sold by the Company pursuant to the Purchase Agreement. Unless registered under the Securities Act, the Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfers set forth therein.

                  (a) Global Securities. Initial Securities shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (each, a "Global Security") without interest coupons and with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the

Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Initial Securities, the beneficial interests in which are sold to QIBs, will initially be represented by Global Securities bearing CUSIP numbers 87307QAA7, and Initial Securities, the beneficial interests in which are sold pursuant to Regulation S, will initially be represented by Global Securities bearing CUSIP number U87310AA3. Initial Securities, the beneficial interests in which are sold to IAIs, will initially be represented by Global Securities bearing the CUSIP numbers 87307QAB5.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.4 hereto, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $400,000,000 and (2) the Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to the Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $400,000,000 except as provided in Section 2.07 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x)  to register the transfer of such Definitive
         Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B)  if such Definitive Securities are being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i) hereto.

                  (b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company).

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 hereto prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may
         be) and such other procedures as may from time to time be adopted by the Company.

                  (c)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii), (iv) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) (1) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND

                  OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to legends on such Initial Securities or Private Exchange Securities will cease to apply, and an Initial Security or Private Exchange Security in global form without restricted legends will be available to the transferee of the beneficial interests in such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities not constituting Private Exchange Securities in exchange for their Initial Securities, Exchange Securities not constituting Private Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, Private Exchange Securities in global form with, to the extent required by applicable law, the restricted securities legend set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (d)  Cancelation or Adjustment of Global Security.  At
                       ---------------------------------------------
such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.11 and
         9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this

         Indenture as the Securities surrendered upon such transfer or exchange.

                  (f)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities

                  (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 hereto shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice,(ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c) hereto, bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b) hereto, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A









                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
(k)(2)(1) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

         [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

No.                                                        [up to]** $__________


                     81/8% Senior Subordinated Note due 2009


                                                                CUSIP No. ______

                  United Video Satellite Group, Inc. (to be renamed TV Guide, Inc.), a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum [of ______ Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on March 1, 2009.

                  Interest Payment Dates: March 1 and September 1.

                  Record Dates:  February 15 and August 15.


                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                               UNITED VIDEO SATELLITE GROUP, INC.
                               (to be renamed TV Guide, Inc.),


                               by /s/_________________________
                               Name:
                               Title:


                               by /s/__________________________
                               Name:
                               Title:

[CORPORATE SEAL]


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:  March 1, 1999

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


by_________________________
         Authorized Signatory

*        Insert for Definitive Securities.
**       Insert for Global Securities.

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                     81/8% Senior Subordinated Note due 2009


1.  Interest

                  (a) United Video Satellite Group, Inc. (to be renamed TV Guide, Inc.), a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  (b) Special Interest. The holder of this Security is entitled to the benefits of the Registration Rights Agreement dated February 23, 1999, among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the date of the original issuance of the Securities or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement have been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each March 1 and September 1.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of March 1, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are senior subordinated unsecured obligations of the Company limited to $400,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, pay dividends and other distributions, Incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by the Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales and certain Investments. The Indenture also imposes limitations on the ability of the Company and the Subsidiary Guarantors to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all the Property of the Company or such Subsidiary Guarantor. If the Securities receive an Investment Grade Rating, certain of the covenants in the Indenture will not be applicable to the Company and its Restricted Subsidiaries for so long as the Securities retain such Investment Grade Rating.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

                  Except as set forth below, the Securities may not be redeemable prior to March 1, 2004. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after March 1 of the years set forth below:


Period                                                     Redemption
                                                             Price
2004.......................................................104.063%
2005.......................................................102.708%
2006.......................................................101.354%
2007 and thereafter........................................100.000%








                  Notwithstanding the foregoing, prior to March 1, 2002, the Company may redeem up to 35% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Subordination

                  The Securities are subordinated to Senior Debt of the Company and the Subsidiary Guarantors. To the extent provided in the Indenture, Senior Debt of the Company and the Subsidiary Guarantors must be paid before the Securities may be paid. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT

THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE
REQUIRED THEREBY.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date: ________________ Your Signature: _____________________


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

       (1)        o        to the Company; or

       (2)        o        pursuant to an effective registration statement
                           under the Securities Act of 1933; or

       (3)        o        inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                           144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

       (4) o outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

       (5)        o        to an institutional "accredited investor" (as
                           defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

       (6) o pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                                       -------------------------
                                                       Your Signature

Signature Guarantee:

Date: ______________________          __________________________
Signature must be guaranteed                Signature of Signature
by a participant in a                                Guarantee
recognized signature guaranty
medallion program

------------------------------------------------------------




              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                     ______________________________
                                                     NOTICE:  To be executed by
                                                            an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:



Date of         Amount of decrease in   Amount of increase in    Principal amount of     Signature of
Exchange        Principal  Amount of    Principal Amount of      this Global Security    authorized signatory
                this Global Security    this Global Security     following such          of Trustee or
                                                                 decrease or increase    Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


                         If you want to elect to have this Security purchased by
the Company pursuant to Section 4.06 (Asset Sale) or 4.11 (Change of Control) of the Indenture, check the box:





                         If you want to elect to have only part of this Security
purchased by the Company pursuant to Section 4.06 or 4.11 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:_______________________________________
                                    Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guaranty medallion program.

                                                                       EXHIBIT A










                           [FORM OF FACE OF SECURITY]


                           [Global Securities Legend]


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.



                         [Definitive Securities Legend]

       [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

No.                                                        [up to]** $__________

                     81/8% Senior Subordinated Note due 2009

                                                                CUSIP No. ______

                  TV Guide, Inc., a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum [of ________ Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on March 1, 2009.

                  Interest Payment Dates: March 1 and September 1.

                  Record Dates: February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                     TV GUIDE, INC.,

                                                     by
                                      Name:
                                     Title:


                                                     by
                                      Name:
                                     Title:


[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

Dated:  March 1, 1999

THE BANK OF NEW YORK,

       as Trustee, certifies that
       this is one of the Securities
       referred to in the Indenture.


by_________________________
       Authorized Signatory



*      Insert for Definitive Securities.
**     Insert for Global Securities.

                       [FORM OF REVERSE SIDE OF SECURITY]

                                   81/8% Senior Subordinated Note due 2009


1.  Interest.

                  TV Guide, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of March 1, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors")and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are senior subordinated unsecured obligations of the Company limited to $400,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, pay dividends and other distributions, Incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by the Restricted Subsidiaries enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales and certain Investments. The Indenture also imposes limitations on the ability of the Company and the Subsidiary Guarantors to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all the Property of the Company or such Subsidiary Guarantor. If the Securities receive an Investment Grade Rating, certain of the covenants in the Indenture will not be applicable to the Company and its Restricted Subsidiaries for so long as the Securities retain such Investment Grade Rating.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

                  Except as set forth below, the Securities may not be redeemable prior to March 1, 2004. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after March 1 of the years set forth below:

Period                                                          Redemption
                                                                  Price
2004............................................................ 104.063%
2005............................................................ 102.708%
2006 ........................................................... 101.354%
2007 and thereafter............................................. 100.000%


                  Notwithstanding the foregoing, prior to March 1, 2002, the Company may redeem up to 35% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.

6.  Sinking Fund

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Subordination

                  The Securities are subordinated to Senior Debt of the Company and the Subsidiary Guarantors. To the extent provided in the Indenture, Senior Debt of the Company and the Subsidiary Guarantors must be paid before the Securities may be paid. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the

Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees; (vi) to secure the Securities;
(vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date: ________________ Your Signature: _____________________


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of         Amount of decrease in   Amount of increase in    Principal amount of     Signature of
Exchange        Principal  Amount of    Principal Amount of      this Global Security    authorized signatory
                this Global Security    this Global Security     following such          of Trustee or
                                                                 decrease or increase    Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                         If you want to elect to have this Security purchased by
the Company pursuant to Section 4.06 (Asset Sale) or 4.11 (Change of Control) of the Indenture, check the box:





                         If you want to elect to have only part of this Security
purchased by the Company pursuant to Section 4.06 or 4.11 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:_______________________________________
                                    Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guaranty medallion program.

                                                                      EXHIBIT B










                         FORM OF SUPPLEMENTAL INDENTURE


                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of , among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of TV Guide, Inc. (or its successor), a Delaware corporation (the "Company"), TV GUIDE, INC., on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below, and THE BANK OF NEW YORK, a New York banking association, as trustee under the indenture referred to below (the "Trustee").


                                             W I T N E S S E T H :


                  WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of March 1, 1999, providing for the issuance of an aggregate principal amount of $400,000,000 of 81/8% Senior Subordinated Notes due 2009 (the "Securities");

                  WHEREAS Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;


                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article XI and Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the

                                        2
Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


[NEW SUBSIDIARY GUARANTOR],

  by

    Name:
    Title:


TV GUIDE, INC., on behalf of itself
and the Existing Subsidiary
Guarantors,

  by

    Name:
    Title:


THE BANK OF NEW YORK, as Trustee,

  by

    Name:
    Title: